XL CAPITAL                                                                                                     EXHIBIT 12.1
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS
000S OF U.S. DOLLARS

                                                        YR END      YR END      YR END     YR END        YR END     YR END
                                                        31-Dec      31-Dec      31-Dec     31-Dec        31-Dec     31-Dec
                                                         2004        2003        2002       2001          2000       1999
                                                       ---------   ---------   ---------    --------    --------   --------
EARNINGS:
        Pre-tax income from continuing operations        988,161     323,169     392,903    (833,916)    376,734    390,252
        Fixed charges and pref divs                      308,808     252,413     186,987     117,994      69,427     53,609
        Distributed income of equity investees            57,129     124,888      23,335       3,662       4,987      1,266
                                                       ---------   ---------   ---------    --------    --------   --------
        Subtotal                                       1,354,098     700,470     603,225    (712,260)    451,148    445,127
        Less: Minority interest                            8,387       9,264      13,371       2,113       1,093        220
        Preference share dividends                        40,321      40,321       9,620          --          --         --
                                                       ---------   ---------   ---------    --------    --------   --------

        TOTAL EARNINGS                                 1,305,390     650,885     580,234    (714,373)    450,055    444,907
                                                       =========   =========   =========    ========    ========   ========

FIXED CHARGES:
        Interest costs                                   129,203      94,337     102,200      65,350      32,147     37,378
        Accretion of deposit liabilities                 129,872     105,070      65,886      47,922      31,261     12,394
        Rental expense at 30% (1)                          9,412      12,685       9,281       4,722       6,019      3,837
                                                       ---------   ---------   ---------    --------    --------   --------
        TOTAL FIXED CHARGES                              268,487     212,092     177,367     117,994      69,427     53,609
                                                       ---------   ---------   ---------    --------    --------   --------
        Preference share dividends - XL Capital           40,321      40,321       9,620          --          --         --
                                                       ---------   ---------   ---------    --------    --------   --------
        TOTAL PREFERED DIVIDENDS                          40,321      40,321       9,620          --          --         --
                                                       ---------   ---------   ---------    --------    --------   --------

        TOTAL FIXED CHARGES AND PREFERENCE DIVIDENDS     308,808     252,413     186,987     117,994      69,427     53,609
                                                       =========   =========   =========    ========    ========   ========


        Ratio of Earnings to Fixed Charges                   4.9         3.1         3.3        (6.1)        6.5        8.3
                                                       ---------   ---------   ---------    --------    --------   --------

        RATIO OF EARNINGS TO COMBINED FIXED CHARGES
         AND PREFERENCE DIVIDENDS                            4.2         2.6         3.1        (6.1)        6.5        8.3
                                                       ---------   ---------   ---------    --------    --------   --------

DEFICIENCY                                                   N/A         N/A         N/A    (832,367)        N/A        N/A
                                                       ---------   ---------   ---------    --------    --------   --------

(1)  30% represents a reasonable approximation of the interest factor

(2) For the year ended December 31, 2001, earnings were insufficient to cover fixed charges by $832.4 million.